Exhibit 99.1

ABOUT UNION BANKSHARES			SHAREHOLDER ASSISTANCE AND INVESTOR INFORMATION		May 9, 2012
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank has recently grown through acquisition and operates 17 banking offices, a loan center and 34 ATMs.

DEAR SHAREHOLDER,

The first quarter showed significant improvement over last year as assets increased 20.8% and net income 19.4% due to both organic growth and the impact of the branches acquired in May last year.
On the lending side, we continue to experience brisk resi-dential mortgage activity in refinance, purchase and con-struction loans. Interest rates have continued to remain very low, which has contributed to the loan volume. We sold into the secondary market $22.4 million in residential mortgages in the past quarter vs. $16.7 million in the first quarter last year. We remain concerned about long-term interest rate risks when interest rates trend upward, and they will eventually, fixed rate loans will negatively impact net interest income. Residential construction loans outstanding have more than doubled this spring to $15.1 million and are expected to increase more as we move into the height of the Vermont/Northern New Hampshire construction season.
On March 30th we finalized the purchase of the Littleton Main Street building in which our branch office is located. We acquired the branch office in May 2011 and with the lease up for renewal this year, it made more sense to own the entire building than to lease only a portion. With the purchase we also acquired the leases of four long-term tenants which complement nicely our branch operation in this 18,000 S.F. building.
There has been much said about the unusually mild winter, both locally and nationally. Preliminary statistics estimate "skier days" are off 15% nationally. In addition, snow mobile and cross country ski revenues were below normal. Fortunately, last summer and fall tourism revenue in our markets were strong, which helps, to some degree, offset the effects of the below average snowfall.
The day of the annual meeting is also the culmination of our management succession plan announced in November 2010. Ken Gibbons will step down as Chief Executive Officer of your Company and its subsidiary at the close of business on May 16th, and David Silverman will assume CEO responsibilities. We hope you will join us immediately following the 4 PM annual meeting at Spruce Camp Base Lodge, Stowe Mountain Resort for a celebration.
Enclosed is your dividend check or advice of deposit, rep-resenting a dividend of $0.25 per share to shareholders of record April 28, 2012, and payable May 9, 2012.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. The growing asset base of over $555 million provides the financial strength to successfully serve its constituents.

			Transfer Agent:	Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016 Phone: 800-368-5948 Fax: 908-497-2318 E-mail: info@rtco.com
Union Bank has scored an “Outstanding” rating on all Community Reinvestment Act examinations since 1995 and has been an SBA “Preferred Lender” since 1987.

UNION BANK OFFICES (ATMS AT ALL BRANCH LOCATIONS)
NASDAQ Stock Market
VERMONT	MORRISVILLE	S. BURLINGTON	Ticker Symbol:	UNB
DANVILLE	20 Lower Main St.	Loan Center	Corporate Name:	Union Bankshares, Inc.
421 Route 2 East	802-888-6600	30 Kimball Ave.	Corporate Address:	20 Lower Main Street
802-684-2211	65 Northgate Plaza	802-865-1000		PO Box 667
FAIRFAX	Route 100	STOWE		Morrisville, VT 05661-0667
Jct. Rtes. 104&128	802-888-6860	47 Park St.	Investor Relations:	www.UnionBankVT.com
802-849-2600	ST. ALBANS	802-253-6600
HARDWICK	15 Mapleville Depot	NEW HAMPSHIRE
103 VT Rte. 15	802-524-9000	GROVETON
802-472-8100	ST. JOHNSBURY	3 State Street
JEFFERSONVILLE	364 Railroad St.	603-636-1611
44 Main St.	802-748-3131	LITTLETON
802-644-6600	325 Portland St.	263 Dells Road
JOHNSON	802-748-3121	603-444-7136
198 Lower Main St.	Green Mtn. Mall	76 Main Street
802-635-6600	1998 Memorial Dr.	603-444-5321
LYNDONVILLE	802-748-2454	N. WOODSTOCK
183 Depot St.		155 Main Street
802-626-3100		603-745-2488

First Quarter Financial Report				CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
				ASSETS	March 31, 2012	March 31, 2011
DIRECTORS - UNION BANKSHARES, INC.		OFFICERS - UNION BANK		Cash and due from banks	$5,050	$5,154
		William J. Andreas-Vice President	Littleton	Federal funds sold & overnight deposits	14,443	24,842
Kenneth D. Gibbons-Chairman	David S. Silverman	Tracy Pierce Ash-Assistant Treasurer	Littleton	Interest bearing deposits in banks	23,482	13,065
Cynthia D. Borck	John H. Steel	Rhonda L. Bennett-Vice President	Morrisville	Investment securities	46,198	25,987
Steven J. Bourgeois	Schuyler W. Sweet	Jessica L. Bunnell-Residential Loan Officer	St. Johnsbury	Loans held for sale	12,084	2,614
Timothy W. Sargent	Neil J. Van Dyke	Therese H. Butler-Assistant Vice President	Morrisville	Loans, net	425,640	369,290
		Stacey L.B. Chase-Assistant Treasurer	Morrisville	Reserve for loan losses	(4,406)	(3,908)
		Jeffrey S. Ciochetto-Senior Vice President	Morrisville	Premises and equipment, net	10,368	7,896
DIRECTORS - UNION BANK		Jeffrey G. Coslett-Senior Vice President	Morrisville	Other real estate owned, net	1,426	1,410
		John Currier-Assistant Vice President	Groveton	Accrued interest & other assets	21,117	13,302
Kenneth D. Gibbons-Chairman	David S. Silverman	Michael C. Curtis-Vice President	St. Albans	Total Assets	$555,402	$459,652
Cynthia D. Borck	John H. Steel	Peter J. Eley-SVP, Managing Trust Officer	Morrisville	LIABILITIES & SHAREHOLDERS' EQUITY
Steven J. Bourgeois	Schuyler W. Sweet	Kenneth D. Gibbons-Chairman & CEO	Morrisville	Noninterest bearing deposits	$75,511	$61,362
Timothy W. Sargent	Neil J. Van Dyke	Don D. Goodhue-Vice President	Morrisville	Interest bearing deposits	249,312	195,136
		Melissa A. Greene-Asst. Vice President	Hardwick	Time deposits	153,187	127,521
		Karyn J. Hale-Vice President	Morrisville	Borrowed funds	27,281	26,892
OFFICERS - UNION BANKSHARES, INC.		Claire A. Hindes-Asst. Vice President	Morrisville	Accrued interest & other liabilities	9,617	6,960
		Robert D. Hofmann-Senior Vice President	Morrisville	Common stock	9,847	9,847
Kenneth D. Gibbons-Chairman & CEO		Patricia N. Hogan-Vice President	Morrisville	Additional paid-in capital	280	267
David S. Silverman-President		Tracey D. Holbrook-Regional Vice Pres.	St. Johnsbury	Retained earnings	38,498	37,537
Marsha A. Mongeon-Vice President/Treasurer/CFO		Lura L. Jacques-Asst. VP, Trust Officer	St. Albans	Accumulated other comprehensive loss	(4,295)	(2,047)
John H. Steel-Secretary		Lynne P. Jewett-Assistant Vice President	Morrisville	Treasury stock at cost	(3,836)	(3,823)
JoAnn A. Tallman-Assistant Secretary		Stephen H. Kendall-Vice President	Morrisville	Total Liabilities & Shareholders' Equity	$555,402	$459,652
		Dennis J. Lamothe-Vice President	St. Johnsbury	Standby letters of credit were $1,949,000 and $1,433,000 at March 31, 2012 and 2011, respectively.
		Susan F. Lassiter-Vice President	Jeffersonville
REGIONAL ADVISORY BOARDS		Christine S. Latulip-Regional Vice President	Littleton	CONSOLIDATED STATEMENTS OF INCOME (unaudited, in thousands)
		Edward L. Levite-Senior Loan Originator	So. Burlington		March 31, 2012	March 31, 2011
NORTHERN NEW HAMPSHIRE		Virginia M. Locke-Assistant Vice President	Littleton
Judy F. Aydelott	Schuyler W. Sweet	Carrie R. Locklin-Assistant Vice President	Morrisville	Interest income	$6,196	$5,498
Joel S. Bourassa	Norrine A. Williams	Robyn A. Masi-Vice President	Stowe	Interest expense	910	961
Stanley T. Fillion		Sherrie A. Menard-Assistant Vice President	Morrisville	Net interest income	5,286	4,537
		Marsha A. Mongeon-Sr. Vice President, CFO	Morrisville	Provision for loan losses	180	150
ST. ALBANS		Karen Carlson Noyes-Vice President	Morrisville	Net interest income after	5,106	4,387
Steven J. Bourgeois	Daniel J. Luneau	Barbara A. Olden-Vice President	St. Johnsbury	provision for loan losses
Coleen K. Kohaut	Samuel H. Ruggiano	Deborah J. Partlow-Asst. VP, Sr. Trust Officer	Morrisville	Trust income	147	132
		Bradley S. Prior-Assistant Treasurer	Morrisville	Noninterest income	1,756	1,269
ST. JOHNSBURY		Craig S. Provost-Vice President	Stowe	Noninterest expenses:
J.R. Alexis Clouatre	Rosemary H. Gingue	Robert J. Richardson-Vice President	Morrisville	Salaries & wages	2,234	1,730
Dwight A. Davis	Justin P. Lavely	David S. Silverman-President	Morrisville	Pension & employee benefits	1,058	817
Kirk Dwyer	Nancy J. Poulos	Judy R. Smith-Assistant Vice President	St. Albans	Occupancy expense, net	344	290
		John H. Steel-Secretary	Morrisville	Equipment expense	345	296
ALL: Kenneth D. Gibbons		Curtis C. Swan-Assistant Vice President	Fairfax	Other expenses	1,560	1,447
		JoAnn A. Tallman-Assistant Secretary	Morrisville	Total	5,541	4,580
		Francis E. Welch-Assistant Vice President	Morrisville	Income before taxes	1,468	1,208
		Martha J. Wilkins-Assistant Treasurer	Lyndonville	Income tax expense	241	180
		Lorraine G. Willett-Assistant Vice President	Morrisville	Net income	$1,227	$1,028
				Earnings per share	$0.28	$0.23
				Book value per share	$9.09	$9.37